Exhibit 10.25
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                              [Letterhead of EAB]

                                                                 October 4, 1996

Standard Funding Corporation
335 Crossways Park Drive
Woodbury, NY 11797

Re: $6,000,000 line of credit

Gentlemen:

      European American Bank ("EAB") is pleased to advise you it continues to hold available for Standard Funding Corporation a line of credit (the "Line") in the increased amount of $6,000,000, subject to the following terms and conditions:

      1.    Borrower:

            The Borrower shall be Standard Funding Corporation, a corporation organized and in good standing under the laws of the State of New York.

      2.    Description of the Line:

            Loans provided under the Line shall be evidenced by EAB's standard Master Note (the "Note") in the amount of the Line, which Note shall bear interest at a rate to be elected by the Borrower prior to the time an advance is requested under the Line equal to either (i) EAB's Prime Rate (the rate of interest stated by EAB to be its Prime Rate in effect from time to time and adjusted when said Prime Rate changes) or (ii) the Reserve Adjusted Libor, as such term is defined in the Note, for interest periods of 30, 60 or 90 days plus a margin of 1.50% per annum computed on the basis of actual days elapsed in a 360 day year.

            Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note if based on the Prime Rate and payable at maturity if based on the Libor rate. Any advance under the Line made by EAB in its discretion shall be in an amount not less than $500,000. Availability under the Line shall be subject to the discretion of EAB and nothing contained herein shall obligate EAB to fund a request for an advance.

            Notwithstanding any indications herein to the contrary, the maximum availability under the Line shall not exceed the sum of eighty percent (80%) of the Borrower's "Eligible Accounts Receivable" as such term is defined in the "Borrowing Base Certificate identified herein.
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            The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of EAB, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate EAB to make an advance or provide an extension of credit thereunder.

            Subject to the terms and conditions hereof, the Line shall be available until April 30, 1997.

      3.    Purpose of the Line:

            The purpose of the Line shall be to finance the growth of the Borrower's premium installment receivable portfolio.

      4.    Financial Reporting:

            The Borrower shall provide to EAB:

            (i) As soon as available, but in any event within sixty (60) days after the end of each calendar quarter, S.E.C Form l0Q, which shall include a balance sheet of the Borrower and statements of income and retained earnings and cash flows of the Borrower for such quarter, and the portion of the fiscal year through such date all in reasonable detail, such statements to be prepared in accordance with generally accepted accounting principles;

            (ii) As soon as available but in any event within 120 days after the last day of the Borrower's fiscal year end, a copy of the annual 10K report, as filed with the S.E.C. which shall include a balance sheet of the Borrower and statements of income and retained earnings and cash flows of the Borrower, all in reasonable detail, such statements to be prepared in accordance with generally accepted accounting principles;

            (iii) As soon as available, but in any event within twenty-one (21) days after last day of each calendar month, a Borrowing Base Certificate specifying total bank debt and commercial paper outstanding as a percentage of accounts receivable and otherwise in form and substance satisfactory to EAB; and

            (iv) As soon as available, but in any event within 21 days after the end of each calendar month, a schedule of accounts receivable aged to show the number of days each such account has been outstanding from its invoice date, in form satisfactory to EAB and accompanied by a statement signed by the Borrower's president or chief financial officer to the effect that such statement is true, correct and complete.


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            (v) Such other financial or other information as EAB may from time to time request.

      5.    Special Requirements:

            a.    The Borrower agrees to maintain at all times:

                  (i) a tangible net worth (the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $5,500,000;

                  (ii) a maximum leverage ratio (the ratio of total unsubordinated liabilities to capital base) of not greater than 4.0 to 1.0.

                  (iii) a minimum interest coverage ratio, the ratio of net income before interest expense, taxes and loan loss provision (net of charge-offs) for the most recently concluded fiscal year to interest expense, of not less than 1.15 to 1.0;

                  (iv) a demand deposit account with EAB at all times having average free deposit balances satisfactory at all times to EAB.

            b. The Borrower covenants and agrees to limit the sum of all indebtedness for borrowed money and commercial paper debt to an amount not to exceed 80% of eligible installment loans receivable, that is, all installment loans receivable not more than 60 days past due.

            c. The Borrower shall advise EAB in writing, of any changes in the Bank group, or changes in the amounts of credit lines offered by the Bank group, within 7 days of this occurrence.

      6.    Events of Default:

            The Line shall be "cross-defaulted" with all other now existing or hereafter created senior and subordinated debt facilities (each, a "Debt Facility") such that a default under any Debt Facility shall constitute an Event of Default under the Note and the Line.

      7.    Facility Fee:

            The Borrower shall pay to EAB a facility fee on the average daily unused portion of the Line at the rate equal to 1/2 of one percent per annum payable on the first day of each quarter during the term of the Line.


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                              [Letterhead of EAB]

      8.    Acceptance:

            If the foregoing is acceptable, please so indicate by signing and returning this letter by October 18, 1996, the date this letter will otherwise expire, unless extended in writing by EAB.

                                          Very truly yours,

                                          EUROPEAN AMERICAN BANK


                                          By: /s/ Mark J. Noto
                                             -----------------
                                          Mark J. Noto
                                          Vice President


                                           By: /s/ George Goodman
                                              --------------------
                                           George Goodman
                                           Vice President

Agreed and Accepted this day of October, 1996

Standard Funding Corporation


By:________________________


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